As filed with the Securities and Exchange Commission on July 18__, 2001

                                                Registration No. 333 - _______

------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                         FOODARAMA SUPERMARKETS, INC.
            (Exact name of registrant as specified in its charter)

           New Jersey                         21-0717108
  (State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)         Identification No.)

                               Building 6, Suite 1
                                 922 Highway 33
                           Freehold, New Jersey 07728
  (Address, including zip code, of registrant's Principal Executive Offices)


            FOODARAMA SUPERMARKETS, INC. 2001 STOCK INCENTIVE PLAN
                           (Full title of the plan)



                                 MICHAEL SHAPIRO
              Senior Vice President and Chief Financial Officer
                          Foodarama Supermarkets, Inc.
                               Building 6, Suite 1
                                 922 Highway 33
                            Howell, New Jersey 07731
                                 (732) 462-4700
(Name, address and telephone number, including area code of agent for service)


                                   Copies to:
                             JOHN A. AIELLO, ESQ.
                           Giordano, Halleran & Ciesla
                           A Professional Corporation
                                 P.O. Box 190
                               125 Half Mile Road
                          Middletown, New Jersey 07748

                          CALCULATION OF REGISTRATION FEE

Title of securities to  Amount to be     Proposed       Proposed      Amount of
be registered            registered      maximum         maximum    registration
                             (2)         offering       aggregate        fee
                                        price per    offering price
                                        share (3)          (3)
Common Stock,              150,000        $34.50      $5,175,000.00   $1,294.00
$1.00 par value, of
Foodarama
Supermarkets, Inc. (1)
Options to purchase        150,000         ---             ---           ---
Common Stock, $1.00
par value, of
Foodarama
Supermarkets, Inc. (1)
TOTAL REGISTRATION FEE                                                $1,294.00
(1) Under the Foodarama Supermarkets, Inc. 2001 Stock Incentive Plan (the "2001 Plan").
(2) In accordance with Rule 416 under the Securities Act of 1933, this registration statement also covers such additional indeterminate numbers of shares as may become issuable pursuant to anti-dilution provisions of the 2001 Plan to adjust for the occurrence of certain corporate transactions or events including, without limitation, a stock split or stock dividend.
(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange on July 12__, 2001.


                                EXPLANATORY NOTE

      This registration statement contains two parts. The first part contains a prospectus prepared in accordance with the requirements of Part I of Form S-3 (pursuant to General Instruction C to Form S-8) which covers offers and sales by certain shareholders of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Foodarama Supermarkets, Inc. ("the Company" or the "Registrant"), issued by the Company to certain employees of the Company under the Foodarama Supermarkets, Inc. 2001 Stock Incentive Plan (the "2001 Plan").

      The second part contains "Information Required in the Registration Statement" prepared in accordance with Part II of Form S-8. Pursuant to Part I of Form S-8, the information relating to the shares issuable in connection with options or rights to acquire shares of Common Stock granted or to be granted under the 2001 Plan (the "2001 Plan"), is not filed with the Securities and Exchange Commission (the "Commission"), but documents containing such information have been or will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS



                         150,000 SHARES OF COMMON STOCK

                              ------------------

      Certain of our shareholders are using this reoffer prospectus to offer shares of our common stock that we issued to them. These shareholders may include "affiliates," as defined in Rule 405 under the Securities Act of 1933, as amended.

      We expect that sales made pursuant to this reoffer prospectus will be made:

o     in broker's transactions;

o     in transactions directly with market makers; or

o     in negotiated sales or otherwise.

      The selling shareholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at prices negotiated at the time of the sale. We will not receive any proceeds from these sales.

      The brokers and dealers the selling shareholders utilize in selling these shares may receive compensation in the form of underwriting discounts, concessions or commissions from the sellers or purchasers of the shares. Any compensation may exceed customary commissions. The selling shareholders and the brokers and dealers they utilize may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of shares may be considered to be underwriting compensation.

      Our common stock is listed on the American Stock Exchange under the symbol "FSM." On July 12June __, 2001, the last reported sale price of the stock as reported on The American Stock Exchange was $34.50 ____ per share.

                              ------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ------------------

This prospectus is dated July 18___, 2001.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                                TABLE OF CONTENTS

            Forward Looking Statements...........................4

            The Company..........................................5

            Selling Shareholders.................................5

            Plan of Distribution.................................5

            Use of Proceeds......................................6

            Legal Matters........................................6

            Experts..............................................6

            Where You Can Find More Information..................6

                           FORWARD-LOOKING STATEMENTS

      This Prospectus, including the documents that we incorporate herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such potential risks and uncertainties, include without limitation, competitive pressures from other supermarket operators and warehouse club stores, economic conditions in our primary markets, consumer spending patterns, availability of capital, cost of labor, cost of goods sold including increased costs from our cooperative supplier, Wakefern Food Corporation, and other risk factors detailed herein and in the documents incorporated herein. In any event these forward-looking statements speak only as of their dates and we assume no obligation to update the forward-looking statements or to update the reasons actual results could differ from those projected in such forward-looking statements.

                                   THE COMPANY



      Formed in 1958, we operate a chain of twenty-two supermarkets and two liquor stores and two garden centers, located in Central New Jersey, all licensed as ShopRite. We also operate a central food processing facility to supply our stores with meat, various prepared salads, prepared foods and other items, and a central baking facility which supplies our stores with bakery products. We are a member of Wakefern Food Corporation ("Wakefern"), the largest retailer-owned food cooperative warehouse in the United States and the owner of the ShopRite name. Our principal executive offices are located at Building 6, Suite 1, 922 Highway 33, Howell, N.J. 07731. Our telephone number is (732) 462-4700.

                              SELLING SHAREHOLDERS

      The shares of Common Stock offered in this Prospectus are being registered for offers and sales by certain employees and permitted assigns who own shares of our Common Stock issued by us under the 2001 Plan, hereinafter collectively referred to as the "selling shareholders."

      We do not know whether any of the selling shareholders will use this prospectus in connection with the offer or sale of any shares of our Common Stock or, if this prospectus is so used, how many shares of Common Stock will be offered or sold.

                              PLAN OF DISTRIBUTION

      The selling shareholders may sell registered shares of the Common Stock in any of the following ways:

o     through brokers or dealers;

o     through agents; or

o     directly to one or more purchasers.

      The distribution of shares of the stock may be effected from time to time in one or more transactions:

o on The American Stock Exchange (the "Exchange") in transactions pursuant to and in accordance with the rules of such exchange or

o in transactions other than on such exchange or a combination of such transactions.

      Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may effect such transactions by selling shares of the Common Stock to or through brokers or dealers, and such brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or commissions from purchasers of shares of the Common Stock for whom they may act as agent.
The selling shareholders and any brokers or dealers or agents that participate in the distribution of shares of the Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such brokers or dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act. Affiliates of one or more selling shareholders may act as principal or agent in connection with the offer or sale of shares of the Common Stock by the selling shareholders.

      Any securities covered by the prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the offer and sale of the shares of the Common Stock by the selling shareholders.

                                  LEGAL MATTERS

      The validity of shares of Common Stock offered in this offering will be passed upon for us by Giordano, Halleran & Ciesla, P.C., Middletown, New Jersey, 07748.

                                     EXPERTS

      Our consolidated financial statements as of October 28, 2000 and October 30, 1999 and for each of the three (3) fiscal years ended October 28, 2000, October 30, 1999 and October 31, 1998 have been incorporated in this prospectus by reference herein and in the registration statement of which this prospectus is a part in reliance upon the report of Amper, Politziner & Mattia, P.A., independent certified public accountants, incorporated herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Commission under the Securities Act a registration statement on Form S-8 with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or portions of which are omitted as permitted by the rules and regulations of the Commission. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the Common Stock offered hereby, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of all or any portion of the registration statement may be obtained from the Commission at prescribed rates. Information on the public reference facilities may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information that is filed through the Commission's EDGAR System. The web site can be accessed at http://www.sec.gov. The stock is listed on the American Stock Exchange, and reports, proxy statements and other information concerning us can be inspected at the offices of the Exchange at 86 Trinity Place, New York, New York, 10006.

      We "incorporate by reference" information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus. Our Commission file number is 001-5745.

      We have previously filed the following documents with the Commission and incorporated them by reference into this prospectus:

1. our Annual Report on Form 10-K for the fiscal year ended October 28, 2000; and

2. from the date of filing of such document, all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since October 28, 2000.

      All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed.

      We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all documents referred to above which have been or may be incorporated by reference in this prospectus (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information). Request for such copies should be directed to us at the following mailing address: Foodarama Supermarkets Inc., 922 Highway 33, Building 6, Suite 1, Freehold, New Jersey 07728, Attn.: Investor Relations, telephone number: (732) 462-4700.

                                   PROSPECTUS









                           150,000 SHARES OF THE STOCK




                                JULY 18, 2001

                                     PART I



             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

      The following documents filed by the Company with the Commission are hereby incorporated by reference in this registration statement as of their respective dates:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended October 28, 2000; and

(b) from the date of filing of such documents, all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since October 28, 2000.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
         -------------------------

      The Company is authorized to issue 2,500,000 -shares of Common Stock, par value $1.00 per share. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to the shareholders. Since the Common Stock does not have cumulative voting rights, it is possible that holders of more than 50% of the outstanding shares could elect all of the directors and holders of the remaining shares could not elect any directors. The shares are not subject to redemption and holders of shares of Common Stock have no preemptive rights. All shares of Common Stock to be outstanding upon completion of this offering will be fully paid and nonassessable. Holders of Common Stock are entitled to receive dividends out of funds legally available therefore when, as and if declared by the Board of Directors of the Company. The payment of cash dividends on the Common Stock is unlikely for the foreseeable future. The

Company has a Revolving Credit and Term Loan Agreement which places restrictions on dividend payments. Upon any liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share pro rata in any distribution to the holders of Common Stock.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

      Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

      As permitted by Section 14A:2-7(3) of the New Jersey Business Corporation Act (the "Corporation Act"), Article Twelfth of the Company's Certificate of Incorporation provides that a director or officer of the Company shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission:

(c)   in breach of such person's duty of loyalty to the Company;

(d)   not in good faith or involving a knowing violation of law; or

(e)   resulting in receipt by such person of an improper personal benefit.

      A description of the relevant terms and provisions under Section 14A:3-5 of the Corporation Act with respect to the indemnification of directors and officers of a corporation is provided below. The powers granted pursuant to
Section 14A:3-5 of the Corporation Act may be exercised by a corporation notwithstanding the absence of any provision in its certificate of incorporation or by-laws authorizing the exercise of such powers.

      Any corporation incorporated and/or organized pursuant to the laws of the State of New Jersey shall be able to indemnify a "Corporate Agent," as such term is defined below, against the Corporate Agent's expenses, which shall include reasonable costs, disbursements and counsel fees ("Expenses"), and liabilities, which shall include amounts paid or incurred in satisfaction of settlements, judgements, fines and penalties ("Liabilities"), in connection with any civil or criminal proceeding involving the Corporate Agent, by reason of the Corporate Agent's position as a Corporate Agent of the corporation, if (i) such Corporate Agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and (ii) such Corporate Agent had no reasonable cause to believe that the Corporate Agent's conduct was unlawful. No indemnification shall be made to or on behalf of a Corporate Agent if a judgment or other final adjudication, adverse to the Corporate Agent, establishes that the Corporate Agent's acts or omissions were in breach of the Corporate Agent's duty of loyalty to the corporation or its shareholders, or which resulted in an improper personal benefit to the Corporate Agent. A Corporate Agent shall include any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger, and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent.

      A corporation shall not indemnify a Corporate Agent in connection with a proceeding by or in the right of the corporation if the Corporate Agent is adjudged to be liable to the corporation, unless, upon application, the New Jersey Superior Court or another court deems that the Corporate Agent is fairly and reasonablye entitled to indemnity for the Corporate agent's Expenses and Liabilities.

      Except (i) as ordered by a court in connection with a proceeding by or in the right of a corporation and (ii) for any proceeding in which the Corporate Agent has been successful on the merits, in which case indemnification of the Corporate Agent's Expenses is mandatory, a corporation may indemnify a Corporate Agent only after there has been a determination that the Corporate Agent has acted in good faith and in the manner reasonably believed to be in or not opposed to the best interests of the corporation and, for a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The determination shall be made by a majority vote of disinterested directors of the corporation, or a committee thereof, or by independent legal counsel designated by the board of directors, or by the shareholders of the corporation. If a corporation fails or refuses to indemnify the Corporate Agent, the Corporate Agent may apply to a court for an award of such indemnification.

      With respect to indemnification as provided for in the Company's By-Laws,
Article X provides as follows:

      "Any person made a party to any civil or criminal action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of this corporation or of any corporation which he served as such at the request of this corporation, shall be indemnified by the corporation against the reasonable costs and expenses, including, without limitation, attorneys' fees and amounts paid in satisfaction of judgment or in settlement (other than amounts paid to the corporation by him), incurred by or imposed upon him in connection with, or resulting from the defense of such civil or criminal action, suit or proceeding, or in connection with or resulting from any appeal therein, provided, (1) said action, suit or proceeding shall be prosecuted against such director, officer or employee or against his legal representative to final determination, and it shall not be finally adjudged in said action, suit or proceeding that he had been derelict in the performance of his duties as such director, trustee or officer; or (2) said action, suit or proceeding shall be settled or otherwise terminated as against such director, officer or employee or his legal representative without a final determination on the merits, and it shall be determined by the Board of Directors that said director, officer or employee had not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding, in the case of a criminal action, suit or proceeding, a conviction (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not of itself be deemed an adjudication that such officer, director or employee had been derelict in the performance of his duties to the corporation. Any amount payable pursuant to this article may be determined and paid, at the option of the person to be indemnified, pursuant to procedures set forth from time to time in the by-laws or by any of the following procedures: (a) order of the Court having jurisdiction of any such civil or criminal action, suit or proceeding, (b) resolution adopted by a majority of a quorum of the Board of Directors of the corporation without counting in such majority or quorum any interested directors, (c) resolution adopted by the holders of record of a majority of the outstanding shares of capital stock of the corporation having voting power, or (d) order of any court having jurisdiction over the corporation. Such right of indemnification shall not be exclusive of any other right which such officers, directors and employees of the corporation, and the other persons above mentioned, may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provisions of law or otherwise, as well as their rights under this article."

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

      Not Applicable

Item 8.  Exhibits.
         ---------

        Exhibit Number                            Description
        --------------                            -----------
5                               Opinion and Consent of Giordano, Halleran &
                                  Ciesla, P.C.
23.01                           Consent of  Amper, Politziner & Mattia, P.A.
23.02                           Consent of Giordano, Halleran & Ciesla, P.C.
                                (filed with Exhibit 5).
24                              Power of Attorney (filed with signature pages).
99*                             Foodarama Supermarkets, Inc. 2001 Stock
                                 Incentive Plan
* Incorporated by reference from the Company's Definitive Proxy Statement, filed on February 26, 2001.


Item 9.  Undertakings.
----------------------
      The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in such prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) herein do not apply if the information required to be included in a post-effective amendment by such provisions is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Howell, State of New Jersey, on the 18th ____ day of July, 2001.

                                   FOODARAMA SUPERMARKETS, INC.
                                   (Registrant)
                                   By: /s/ Joseph J. Saker
                                   -------------------------------------------
                                       Joseph J. Saker
                                       Chairman of the Board

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph J. Saker and Richard J. Saker and each of them, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
          Signature                         Title                    Date
/s/  Joseph J. Saker           Joseph J. Saker                 July 18_____,
---------------------          Chairman of the Board           2001
/s/  Richard J. Saker          Richard J. Saker                July 18______,
---------------------
                               President and Secretary         2001
/s/  Charles T. Parton         Charles T. Parton               July 18______,
----------------------
                               Director                        2001
/s/  Albert A. Zager           Albert A. Zager                 July 18_____,
--------------------
                               Director                        2001
/s/  Robert H. Hutchins        Robert H. Hutchins              July 18_____,
-----------------------
                               Director                        2001
/s/  Michael Shapiro           Michael Shapiro                 July 18______,
--------------------
                               Senior Vice President, Chief    2001
                               Financial Officer and Treasurer
/s/  Thomas H. Flynn           Thomas H. Flynn                 July 18______,
--------------------
                               Chief Accounting Officer        2001


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                                   EXHIBIT INDEX
    Exhibit Number                   Description
5                       Opinion and Consent of Giordano,
                        Halleran & Ciesla, P.C.
23.01                   Consent of Amper, Politziner &
                        Mattia, P.A.
23.02                   Consent of Giordano, Halleran &
                        Ciesla, P.C. (filed with Exhibit 5)
24                      Power of Attorney (filed with
                        signature pages)
99*                     Foodarama Supermarkets, Inc. 2001
                        Stock Incentive Plan
* Incorporated by reference from the Foodarama Supermarkets, Inc., Definitive Proxy Statement, filed on February 26, 2001.





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                                                                       EXHIBIT 5

DIRECT DIAL NUMBER              DIRECT E-MAIL                  CLIENT/MATTER NO.
(732) 741-3900                  info@ghclaw.com                 09808-0058


                                 July 18, 2001


Foodarama Supermarkets, Inc.
922 Highway 33
Building 6, Suite 1
Freehold, New Jersey  07728

      Re: Registration Statement on Form S-8 relating to the Foodarama Supermarkets, Inc. 2001 Stock Incentive Plan.

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), filed on this date by Foodarama Supermarkets, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), to which this opinion letter is attached as an exhibit, for the registration of 150,000 shares of Foodarama Supermarkets, Inc. Common Stock, $1.00 par value per share ("Common Stock"), which have been reserved for issuance under the Foodarama Supermarkets, Inc. 2001 Stock Incentive Plan (the "2001 Stock Plan").

We have examined the original or a photostatic or certified copy of such documents, records, and other information as we deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed, the authenticity of each document submitted to us as an original, the conformity to the original document of each document submitted to us as a certified copy or photostatic copy, and the authenticity of the original of each such latter document. In addition, we have assumed, in rendering the opinion set forth below, that any stock certificate evidencing any shares of the Company's Common Stock registered by this Registration Statement, when issued under the 2001 Stock Plan, will have been duly executed on behalf of the Company and will have been countersigned by the Company's transfer agent and registered by the Company's registrar prior to its issuance.

On the basis of our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion

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Foodarama Supermarkets, Inc.
July 18, 2000

that the shares of Common Stock registered pursuant to the Registration Statement have been duly and validly authorized and reserved for issuance and that upon the issuance of such shares in accordance with the provisions of the 2001 Stock Plan, the shares of Common Stock will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                    Very truly yours,

                                    /s/ GIORDANO, HALLERAN & CIESLA
                                    A Professional Corporation






GBB/kab


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